UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 13, 2025
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-06714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1812 North Moore Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class B Common Stock, par value $1.00 per share	GHC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On November 13, 2025, Graham Holdings Company (the Company) priced the previously announced private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the Securities Act), of $500 million aggregate principal amount of senior unsecured notes due 2033 at 100% of principal amount and a 5.625% interest rate per annum (the Notes). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s existing and future domestic subsidiaries. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The private offering of the Notes is expected to close on November 24, 2025, subject to the satisfaction of customary closing conditions. Substantially concurrently with the offering of Notes, the Company intends to amend and restate its revolving credit facility, increasing the total commitments by lenders under such facility to $400 million. The offering of Notes is not conditioned on the closing of the amended revolving credit facility, though the closing of such amendment is conditioned on the closing of the offering of Notes.
If the offering of Notes is consummated, the Company intends to use the net proceeds from the offering of Notes, together with the borrowings under the amended revolving credit facility, to (i) redeem all of the outstanding 5.750% notes due 2026, (ii) refinance outstanding revolving loans under the existing revolving credit facility, (iii) repay all amounts outstanding under the Company’s existing $150 million term loan facility and (iv) pay related fees and expenses.
The Notes and the related guarantees will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The information in this Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01          Financial Statements and Exhibits.

Exhibit 99.1     Press release dated November 13, 2025.

Exhibit Index

Exhibit 99.1	Press Release dated November 13, 2025.

Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

Cautionary Statement Concerning Forward-Looking Statements

This communication and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ from those stated, including, without limitation, the risks and uncertainties described in Item 1A of the Company’s Form 10-Q for the quarter ended September 30, 2025 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: November 13, 2025	/s/ Wallace R. Cooney
Wallace R. Cooney, Chief Financial Officer (Principal Financial Officer)

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